UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed under Item 3.01 on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2012, National American University Holdings, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that as the result of director Dr. R. John Reynolds’ retirement, the Company’s audit committee no longer complied with NASDAQ Listing Rule 5605(c)(2)(A) (the “Rule”), which requires an audit committee of at least three independent board members. On September 18, 2012, NASDAQ notified in a letter to the Company that the Company was not in compliance with the Rule. On September 25, 2012, the Board of Directors of the Company appointed Mr. Jeffrey Berzina, a current director of the Company, to serve as the third independent member of the Company’s audit committee and notified NASDAQ of Mr. Berzina’s appointment. On September 27, 2012, the Company received a letter from NASDAQ noting that, with the appointment of Mr. Berzina to the audit committee, NASDAQ has determined that the Company has regained compliance with the Rule and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: September 28, 2012